U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (954) 364-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On May 12, 2014, Elizabeth Arden, Inc. (the "Company") issued a press release announcing financial results for its third fiscal quarter and the nine months ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

        On May 12, 2014, the Company also announced that it has engaged Goldman, Sachs & Co. to assist the Board of Directors in exploring potential strategic alternatives to enhance shareholder value and to accelerate the growth and maximize the value of its brand portfolio. There can be no assurance that the Company will pursue any strategic alternatives, whether its review will result in any transaction being entered into or consummated or what the form or terms and conditions of any such strategic alternative may be. The Company does not intend to make any additional disclosure unless and until such disclosure is required.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

99.1	Press release of Elizabeth Arden, Inc., dated as of May 12, 2014.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: May 12, 2014	/s/ Rod R. Little

Rod R. Little Executive Vice President and Chief Financial Officer